SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)    April 6, 2001
                                                 ------------------

                            Heritage Bankshares, Inc.
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               (Exact name of registrant as specified in charter)

                                    Virginia
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         (State or other jurisdiction of incorporation or organization)

        0-11255                                           54-1234320
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(Commission File Number)                       (IRS Employer Identification No.)


            200 East Plume Street, Norfolk, Virginia         23514
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            (Address of principal executive offices)       (Zip Code)

         Registrant's telephone number including area code 757-523-2600
                                                           ------------



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Item 4.  Changes in Registrant's Certifying Accountants.

Goodman & Company, LLC were previously the principal accountants for Heritage Bankshares, Inc. On April 3, 2001, the Company notified Goodman & Company, LLC of the Board of Director's approval of the engagement of the firm of Witt, Mares & Company, PLC to replace Goodman & Company, LLC, which firm the Board voted to dismiss.

In connection with the audits of the two fiscal years ended December 31, 2000 and December 31, 1999, there were no disagreements with Goodman & Company, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and said firm has not advised the registrant of any reportable events. There have been no audits of any subsequent interim period.

The accountants' report of Goodman & Company, LLC on the consolidated financial statements of Heritage Bankshares, Inc. and subsidiaries as of and for the years ended December 31, 2000 and 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope, or accounting principles. A letter from Goodman & Company, LLC will be filed under Form 8 no later than April 20, 2001.

Item 7.  Financial Statements and Exhibits

(a) None
(b) None
(c) Exhibits

     16.  Letter regarding change in certifying account

SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Heritage Bankshares, Inc.
                                       -------------------------
                                            (Registrant)

Date: April 12, 2001                   /s/ Robert J. Keogh
                                       --------------------------------
                                       Robert J. Keogh
                                       President & CEO